SCHEDULE 14A
                             (Rule 14a-101)
                 INFORMATION REQUIRED IN PROXY STATEMENT
                        SCHEDULE 14A INFORMATION
       Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement      [ ]  Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                              GS Financial Corp.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:______

     (2)  Aggregate number of securities to which transaction applies:_________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):_______

     (4)  Proposed maximum aggregate value of transaction:_____________________

     (5)  Total fee paid:______________________________________________________


[ ]  Fee paid previously with preliminary materials:___________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:________________________________________

     (2)  Form, Schedule or Registration Statement No.:__________________

     (3)  Filing Party:__________________________________________________

     (4)  Date Filed:____________________________________________________



                      [GS FINANCIAL CORP. Letterhead]








                                                            March 22, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of GS Financial Corp. The meeting will be held at the Company's headquarters, 3798 Veterans Memorial Boulevard, Metairie, Louisiana on Tuesday, April 23, 2002 at 10:00 a.m., Central Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     It is very important that your shares be voted at the Annual Meeting regardless of the number you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     On behalf of the Board of Directors and all of the employees of GS Financial Corp., I thank you for your continued interest and support.

                                          Sincerely,


                                          /s/ Donald C. Scott

                                          Donald C. Scott
                                          President and Chief Executive Officer








                             GS FINANCIAL CORP.
                      3798 Veterans Memorial Boulevard
                         Metairie, Louisiana  70002
                               (504) 457-6220
                              _______________

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on April 23, 2002
                              _______________


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of GS Financial Corp. (the "Company") will be held at the headquarters of the Company located at 3798 Veterans Memorial Boulevard, Metairie, Louisiana on Tuesday, April 23, 2002 at 10:00 a.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect three directors for a three-year term expiring in 2005, and until their successors are elected and qualified;

     (2) To ratify the appointment by the Board of Directors of LaPorte, Sehrt, Romig & Hand as the Company's independent auditors for the fiscal year ending December 31, 2002; and

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

     The Board of Directors has fixed March 14, 2002 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/ Lettie R. Moll

                                   Lettie R. Moll
                                   Vice President and Secretary


Metairie, Louisiana
March 22, 2002

_______________________________________________________________________________

You are cordially invited to attend the Annual Meeting.  It is important that your shares be represented regardless of the number you own.  Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided. If you attend the meeting, you may vote either in person or by proxy. Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof.
_______________________________________________________________________________


                             GS FINANCIAL CORP.
                              _______________

                              PROXY STATEMENT
                              _______________

                      ANNUAL MEETING OF STOCKHOLDERS

                              April 23, 2002

     This Proxy Statement is furnished to holders of common stock, $0.01 par value per share ("Common Stock"), of GS Financial Corp. (the "Company"), the parent holding company of Guaranty Savings and Homestead Association (the "Association"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Company's headquarters located at 3798 Veterans Memorial Boulevard, Metairie, Louisiana on Tuesday, April 23, 2002 at 10:00 a.m., Central Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about March 22, 2002.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted FOR the matters described below and upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Lettie R. Moll, Corporate Secretary, GS Financial Corp., 3798 Veterans Memorial Boulevard, Metairie, Louisiana 70002); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.


                                   VOTING

     Only stockholders of record at the close of business on March 14, 2002 ("Voting Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were 1,650,462 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting. The Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. The three persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. The affirmative vote of a majority of the total votes present in person and by proxy is required to ratify the appointment of the independent auditors. Abstentions are considered in determining the presence of a quorum and will not affect the plurality vote required for the election of directors. Because of the vote required to ratify the appointment of independent auditors, however, abstentions will have the effect of a vote against that proposal. Under rules of the New York Stock Exchange, the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."







              INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                  CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors

     The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as the then total number of directors constituting the Board of Directors permits. The directors shall be elected by the stockholders of the Company for staggered terms, or until their successors are elected and qualified.

     At the Annual Meeting, stockholders of the Company will be asked to elect one class of directors, consisting of three directors, for a three-year term expiring in 2005, and until their successors are elected and qualified.

     No director is related to any other director or executive officer by first cousin or closer, except that Donald C. Scott and Bruce A. Scott are brothers and Bruce A. Scott and Stephen L. Cory are brothers-in-law. Each nominee currently serves as a director of the Company and of the Association.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

     The following tables present information concerning the nominees for director of the Company and each director whose term continues, including tenure as a director. All of the below-listed directors also serve as directors of the Association.

        NOMINEES FOR DIRECTOR FOR A THREE-YEAR TERM EXPIRING IN 2005

                                    Principal Occupation During        Director
     Name              Age (1)         the Past Five Years             Since(2)
-------------------------------------------------------------------------------

Kenneth B. Caldcleugh   52       Mr. Caldcleugh is the President and      1996
                                 owner of The Cellars of River Ridge,
                                 a fine wine and spirit retail outlet
                                 in Louisiana.

Bradford A. Glazer      46       Mr. Glazer is President of Glazer        1991
                                 Enterprises, Inc., Cincinnati, Ohio,
                                 an independent freight agency for
                                 Landstar Ligon.

Bruce A. Scott          49       Mr. Scott is an attorney and has served  1982
                                 as Executive Vice President of the
                                 Company since February 1997 and
                                 Executive Vice President of the
                                 Association since 1985.  Mr. Scott also
                                 serves as legal counsel and Personnel
                                 Manager of the Association, and performs certain legal services for the
                                 Association and its borrowers in
                                 connection with real estate loan closings and receives fees from the borrowers in connection therewith.

__________________________

(1)  As of March 14, 2002.
(2)  Includes service as a director of the Association.

The Board of Directors recommends that you vote FOR election of the nominees for Director.

                   DIRECTORS WHOSE TERMS ARE CONTINUING

Directors with a Term Expiring in 2003

                                    Principal Occupation During        Director
     Name              Age (1)         the Past Five Years             Since(2)
-------------------------------------------------------------------------------

Stephen L. Cory         52          Mr. Cory is an insurance agent and    1995
                                    President of Cory, Tucker & Larrowe,
                                    Inc. in Metairie, Louisiana.

J. Scott Key            49          Mr. Key is the President and Chief    1991
                                    Operating Officer of Kencoil, Inc.
                                    (previously D&S Industries), an
                                    electric motor coil manufacturer and
                                    its subsidiary Scott Armature, a
                                    provider of sales and services of
                                    electrical apparatus, in Belle Chasse,
                                    Louisiana.

Albert J. Zahn, Jr.     50          Mr. Zahn is a certified public        1992
                                    accountant and President of the firm
                                    Al Zahn CPA, a Professional
                                    Accounting Corporation in Metairie,
                                    Louisiana.

Directors with a Term Expiring in 2004


                                    Principal Occupation During        Director
     Name              Age (1)         the Past Five Years             Since(2)
-------------------------------------------------------------------------------

Mannie D. Paine, Jr.    85          Dr. Paine is a retired physician.     1976
                                    Dr. Paine has provided consulting
                                    services to various companies.  He
                                    is a former medical director for
                                    Blue Cross of Louisiana, Medicaid
                                    and Pan American Insurance Company.

Donald C. Scott         50          Mr. Scott has served as President     1982
                                    and Chief Executive Officer of the
                                    Company since February 1997 and
                                    President of the Association since
                                    March 1985.


_____________________

(1)  As of March 14, 2002.
(2)  Includes service as a director of the Association.


Committees and Meetings of the Board of the Company; Director Nominations

     The Board of Directors of the Company has established audit, nominating and compensation committees of the Board. During the fiscal year ended December 31, 2001, the Board of Directors of the Company met twelve times. No director of the Company attended fewer than 75% of the total number of Board meetings and committee meetings on which he served that were held during this period.

     Compensation Committee. The Compensation Committee of the Company consists of Messrs. Caldcleugh, Cory and Key. The Compensation Committee reviews the compensation of the Company's executive officers. The Compensation Committee met twice during 2001. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers for fiscal 2001 is set forth under "Report of the Compensation Committee." No member of the Compensation Committee is a current or former officer or employee of the Company or the Association.

     Audit Committee. The primary purpose of the Audit Committee, as set forth in the committee's charter, is to assist the Board of Directors in fulfilling its fiduciary responsibilities relating to corporate accounting and reporting practices. The Audit Committee reviews with management and the independent auditors the systems of internal control, reviews the annual financial statements, including the Annual Report on Form 10-K and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. The Audit Committee is comprised of three outside directors; and the current members of the Audit Committee are Messrs. Key and Zahn and Dr. Paine.

     The members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.'s listing standards. The Audit Committee meets on an as needed basis and met four times in fiscal 2001. On March 18, 2000, the Board of Directors adopted an Audit Committee Charter as attached to the Company's proxy statement for the 2001 Annual Meeting. The Report of the Audit Committee is set forth below.

                      Report of the Audit Committee

     The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the Company's independent accountant, the independent accountant's independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2001 for filing with the Securities and Exchange Commission.

                                        J. Scott Key
                                        Albert J. Zahn, Jr.
                                        Mannie D. Paine, Jr.


     Nominating Committee. The Nominating Committee of the Company consists of Messrs. Cory, Key and Bruce Scott. The Nominating Committee met once during fiscal 2001. Nominations for director of the Company are reviewed by the Nominating Committee and submitted to the full Board of Directors for approval.

Shareholder Nominations

     Article 6, Section F ("Article 6.F.") of the Company's Articles of Incorporation ("Articles") governs nominations of candidates for election as director at any annual meeting of stockholders and provides that such nominations, other than those made by the Board of Directors, may be made by any stockholder entitled to vote at such annual meeting provided such nomination is made in accordance with the procedures set forth in Article 6.F., which is summarized below.

     Nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company Stock which are Beneficially Owned (as defined in Article 9.A(e) of the Articles) by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of Schedule 14A (or any successors of such items or schedules); and
(b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees, and (ii) the class and number of shares of Company Stock which are Beneficially Owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.

     The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of Article 6.F. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of Article 6.F. in any material respect, the Secretary of the Company shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of Article 6.F. in any material respect, then the Board of Directors may reject such stockholder's nomination. The Secretary of the Company shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of Article 6.F. Notwithstanding the foregoing procedures, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination was made in accordance with the terms of Article 6.F. If the presiding officer determines that a nomination was made in accordance with the terms of Article 6.F., he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of
Article 6.F., he shall so declare at the annual meeting and the defective nomination shall be disregarded.



Executive Officers Who Are Not Directors

     Set forth below is information with respect to the principal occupations during the last five years for the two executive officers of the Company and the Association who do not serve as directors.


Name               Age(1)   Principal Occupation During the Past Five Years
-------------------------------------------------------------------------------

Lettie R. Moll       48     Ms. Moll has served as Vice President and Secretary
                            of the Company since 1997 and Vice President and Secretary of the Association since March 1987 and March 1982, respectively.

Ralph E. Weber       57     Mr. Weber has primary responsibility for the
                            Association's data processing requirements and has served as Vice President of the Company and the Association since February 1997 and March 1987, respectively.

__________________
(1)  As of March 14, 2002.

                    BENEFICIAL OWNERSHIP OF COMMON STOCK
                BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, (iii) certain executive officers of the Company, and (iv) all directors and executive officers of the Company as a group.


                                                              Common Stock Beneficially Owned as of
                                                                       March 14, 2002(1)
                                                        ------------------------------------------------
Name of Beneficial Owner                                       Amount                   Percentage
--------------------------------------------------------------------------------------------------------
GS Financial Corp.                                          268,241(2)                     16.3%
  Employee Stock Ownership Plan and Trust
  3798 Veterans Memorial Boulevard
  Metairie, Louisiana 70002

GS Financial Corp.                                           83,956(3)                      5.1
  1997 Recognition and Retention Plan and Trust
  3798 Veterans Memorial Boulevard
  Metairie, Louisiana 70002

Directors:
Kenneth B. Caldcleugh                                        13,746(4)                        * (13)
Stephen L. Cory                                              29,146(4)(5)                    1.8(13)
Bradford A. Glazer                                           30,154(4)(6)                    1.8(13)
J. Scott Key                                                 23,557(4)                       1.4(13)
Mannie D. Paine, Jr., M.D.                                   29,646(4)(7)                    1.8(13)
Bruce A. Scott                                              139,256(2)(8)(9)                 8.1(13)
Donald C. Scott                                             121,991(8)(10)                   7.1(13)
Albert J. Zahn, Jr.                                          39,046(4)(11)                   2.3(13)

All directors and executive officers of the Company and     448,147(2)(12)                  24.1(13)
the Association as a group (10 persons)

_________________
*    Represents less than 1% of the outstanding Common Stock.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) The GS Financial Corp. Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the GS Financial Corp. Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and Ms. Lettie R. Moll and Messrs. Ralph E. Weber and Bruce A. Scott who act as trustees of the plan ("ESOP Trustees"). As of the Voting Record Date, 131,790 shares held in the Trust have been allocated to the accounts of participating employees. The 136,451 unallocated shares held in the Trust as of the Voting Record Date will be voted by the ESOP Trustees in accordance with their fiduciary duties as ESOP Trustees. The amount of Common Stock beneficially owned by directors who serve as ESOP Trustees and by all directors and executive officers as a group does not include the shares held by the Trust.
                                        (Footnotes continue on following page)

(3) The GS Financial Corp. 1997 Recognition and Retention Plan and Trust ("RRP Trust") was established pursuant to the GS Financial Corp. 1997 Recognition and Retention Plan and Trust Agreement ("RRP") by an agreement between the Company and Ms. Moll and Messrs. Donald Scott and Bruce Scott who act as trustees for the RRP ("RRP Trustees "). Under the terms of the RRP, the RRP Trustees have sole voting and dispositive power over the unvested awarded and unawarded shares held in the RRP Trust. As of December 31, 2001, there were 71,484 awarded unvested shares and 12,472 unawarded shares held by the RRP Trust.

(4) Includes for each individual 11,789 shares of Common Stock subject to stock options exercisable within 60 days of the Voting Record Date.

(5) Includes 5,000 shares subject to the usufruct of Mr. Cory's mother, of which Mr. Cory disclaims beneficial ownership.

(6) Includes 1,450 shares of Common Stock owned by Mr. Glazer's wife and 10,000 shares owned by Mr. Glazer's children.

(7)  Includes 6,250 shares of Common Stock owned by Dr. Paine's wife.

(8) Includes for each individual 68,770 shares of Common Stock subject to stock options exercisable within 60 days of the Voting Record Date.

(9) Includes 5,000 shares of Common Stock held in trusts for the benefit of Bruce Scott's children, for which Mr. Scott is the trustee. Mr. Scott disclaims beneficial ownership as to the shares held in such trusts. Also includes 10,000 shares owned directly by Mr. Scott's wife and 5,000 shares of Common Stock owned by his wife and subject to the usufruct of her mother, of which Mr. Scott disclaims beneficial ownership. Also includes 16,857 shares of Common Stock allocated to Mr. Scott under the ESOP which the ESOP Trustees will vote in accordance with Mr. Scott's instructions. Does not include shares held by Mr. Donald C. Scott, Mr. Bruce A. Scott's brother. The business address for Mr. Scott is c/o Guaranty Savings and Homestead Association, 3798 Veterans Memorial Boulevard, Metairie, Louisiana 70002.

(10) Includes 1,000 shares of Common Stock held by Mr. Donald Scott's son. Mr. Donald Scott disclaims beneficial ownership as to the shares held by his son. Also includes 1,500 shares owned by Mr. Donald Scott's wife. Also includes 17,375 shares of Common Stock allocated to Mr. Donald Scott under the ESOP which the Trustees will vote in accordance with Mr. Donald Scott's instructions. Does not include shares held by Mr. Bruce Scott, Mr. Donald Scott's brother. The business address for Mr. Donald Scott is c/o Guaranty Savings and Homestead Association, 3798 Veterans Memorial Boulevard, Metairie, Louisiana 70002.

(11) Includes 5,000 shares of Common Stock owned by Mr. Zahn's wife.

(12) Includes an aggregate of 208,274 shares of Common Stock subject to stock options exercisable within 60 days of the Voting Record Date. Also includes 53,137 shares of Common Stock which are held by the Company's ESOP Trust on behalf of executive officers of the Company as a group.

(13) Each beneficial owner's percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days of the Voting Record Date have been exercised.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The Company does not pay separate compensation to its directors and officers. However, the Company does reimburse the Association a certain percentage of salaries paid to its officers and other expenses incurred by the Association. The following table sets forth a summary of certain information concerning the compensation paid by the Association for services rendered in all capacities during the years ended December 31, 2001, 2000 and 1999 to the President and Chief Executive Officer and the Executive Vice President (the "named executive officers"). No other executive officers of the Company or the Association had total annual salary and bonus in excess of $100,000 during fiscal 2001.


============================================================================================================
                                                          Annual Compensation (1)
                                                         -------------------------
            Name and                                                                          All Other
       Principal Position                  Year          Salary              Bonus          Compensation (3)
------------------------------------------------------------------------------------------------------------
Donald C. Scott (2)                        2001          $138,833            $37,000               $53,663
President and Chief Executive Officer      2000           135,000             25,326                57,301
                                           1999           128,760             25,752                45,818
------------------------------------------------------------------------------------------------------------
Bruce A. Scott (2)                         2001          $133,338            $24,000               $53,182
Executive Vice President                   2000           129,600             20,180                56,703
                                           1999           123,600             20,518                45,183
============================================================================================================

______________

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officer. In the opinion of management of the Association, the costs to the Association of providing such benefits to the named executive officer during the years ended December 31, 2001, 2000 and 1999 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(2) The 20,631 shares of unearned restricted Common Stock awarded to each of Messrs. Donald Scott and Bruce Scott pursuant to the Company's 1997 Recognition and Retention Plan and Trust Agreement, had a fair market value at December 31, 2001 of $308,227 for each of Messrs. Donald Scott and Bruce Scott. The awards are earned at a rate of 10% per year from the date of grant. Dividends paid on the restricted Common Stock are held in the Recognition Plan Trust and paid to the recipient when the restricted stock is earned.

(3) Consists of amounts allocated during the year ended, as indicated, on behalf of each individual pursuant to the ESOP.

Compensation of Directors

     Members of the Company's Board of Directors receive no compensation for attending meetings of the Board. Members of the Board of Directors of the Association are paid $700 for each Board meeting regardless of attendance and $250 for each Audit Committee meeting attended.

     Each non-employee director of the Company received 14,736 non-qualified stock options on October 15, 1997 with an exercise price of $17.1875, pursuant to the 1997 Stock Option Plan. Such options vest ratably over five years. In addition, each non-employee director of the Company also received 5,894 shares of restricted Common Stock on October 15, 1997 which is being earned ratably over ten years, pursuant to the Company's 1997 Recognition and Retention Plan and Trust Agreement. Dividends paid on the restricted Common Stock are held in the Recognition Plan Trust and paid to the recipient when the restricted stock is earned. Future grants or awards under the Option Plan or Recognition Plan are at the discretion of the Company's Board or a committee appointed by the Board, consistent with the respective terms of such plans. The Company did not make any grants pursuant to the Option Plan or the Recognition Plan to the non-employee directors during fiscal 2001.

Employment and Severance Agreements

     The Company and the Association (collectively, the "Employers") in February 1997 entered into employment agreements with Messrs. Donald Scott and Bruce Scott. The Employers agreed to employ Messrs. Donald Scott and Bruce Scott each for a term of three years in their then current positions at their then current base salaries. The agreements were amended on September 11, 1997, in part, to increase the base salaries of Messrs. Donald Scott and Bruce Scott. At least 30 days prior to each annual anniversary date of each of the employment agreements, the Boards of Directors of the Company and the Association shall determine whether or not to extend the term of each agreement for an additional one year. Any party may elect not to extend the agreements for an additional year by providing written notice at least 30 days prior to any annual anniversary date.

     The agreements are terminable with or without cause by the Employers.
The officers shall have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that (i) in the event that an officer terminates his employment because of failure of the Employers to comply with any material provision of the employment agreements or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, Messrs. Donald Scott and Bruce Scott will each be entitled to cash severance payments equal to three times his average annual compensation over his most recent five taxable years. If severance was required to be paid in fiscal 2002, then Messrs. Donald Scott and Bruce Scott would receive severance payments of approximately $462,765 and $425,346, respectively. In addition, the officer will be entitled to a continuation of benefits similar to those he is receiving at the time of such termination for the period otherwise remaining under the term of the agreement or until he obtains full-time employment with another employer, whichever occurs first.

     A Change in Control is generally defined in the employment agreement to include any change in control required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

     The employment agreements provide that in the event that any payments to be paid thereunder are deemed to constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, then such payments and benefits received thereunder shall be reduced, in the manner determined by the employee, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Parachute payments generally are payments equal to or exceeding three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

Stock Options

     The Company did not grant any stock options to the named executive officers during 2001.

     The following table sets forth information concerning the value of stock options held at December 31, 2001 by the named executive officers. Such officers did not exercise any options during 2001.

===============================================================================
                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND YEAR END OPTION VALUES (1)
-------------------------------------------------------------------------------
                                            Number of Securities
                                           Underlying Unexercised
                                                  Options
         Name                               at Fiscal Year-End
                               ------------------------------------------------

                                  Exercisable(#)         Unexercisable(#)
-------------------------------------------------------------------------------
Donald C. Scott                      68,770                  17,192
-------------------------------------------------------------------------------
Bruce A. Scott                       68,770                  17,192
===============================================================================

__________________

(1) The fair market value of the Common Stock underlying the options at December 24, 2001 ($14.94) was less than the exercise price of the options ($17.1875).

Transactions With Certain Related Persons

     The Company's and Association's policies provide that all loans made by the Association to the directors, officers and employees of the Company and the Association are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. All such loans outstanding as of December 31, 2001 were made by the Association in the ordinary course of business and were not made with favorable terms nor did they involve more than the normal risk of collectibility. As of December 31, 2001, six of the directors and executive officers of the Company, and their immediate family members, had aggregate loan balances in excess of $60,000, which amounted to approximately $2.0 million in the aggregate.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the officers and directors, and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company knows of no person who owns 10% or more of the Company's Common Stock other than the Company's ESOP which owns 16.3% of the Company's outstanding stock.

     Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that during, and with respect to, fiscal 2001, the Company's officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act.

                    REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") is composed entirely of non-employee members of GS Financial Corp.'s (the "Company") Board of Directors (the "Board"). It is the responsibility of the Committee to review and recommend to the Board for approval changes to the Company's executive compensation policies and programs.

     The goals of the Committee are to provide an executive compensation program which allows for the recruitment, retention and motivation of highly qualified executives whose positions are deemed to be key to the Company's current and future success. The Committee attempts to achieve these objectives through a combination of base salary, cash bonus awards, and awards under the Company's 1997 Stock Option Plan and its 1997 Recognition and Retention Plan and Trust.

     Base Salary. The salaries of executive officers are reviewed annually by the Committee and are established for individual executive officers based on subjective evaluations of individual performance and the individual's
skills, experience and background.   The Committee analyzes information from
several national executive compensation survey sources for comparison of compensation paid by institutions in the Company's peer group.

     Cash Bonus Awards. The Committee considers on an annual basis whether to pay cash bonuses to the Company's employees, including the Company's executive officers. The Committee places significant consideration on the earnings and income of the Company in making its determination. The Committee's objective is to ensure the Company will remain competitive in its compensation practices and enable it to retain qualified executive officers. The awarding of cash bonuses is determined in the sole discretion of the Board of Directors.

     Stock Options and Grants Under the Company's 1997 Recognition and Retention Plan and Trust ("RRP"). The granting of stock options and plan share awards to directors, executive officers and other employees of the Company are done so as a means of providing long-term incentive to those individuals. The Committee believes that stock options and awards under the RRP encourage increased performance and align the interest of those individuals with the interests of the Company's shareholders. The stock options and plan share awards under the RRP were granted in 1997. In 1998, the RRP was amended so that the awards granted thereunder vest over a ten year period at a rate of 10% per year from the date of grant rather than the initial vesting period of 5 years. The vesting schedule, as amended, provides additional incentive to the Board and management to remain with the Company long-term and actively participate in its progress.

     Chief Executive Officer Compensation. During 2001, Donald C. Scott served as Chairman of the Board and Chief Executive Officer. Mr. Scott is employed by the Company in such capacities pursuant to an employment agreement with a current annual base salary of $138,832.95. Under the provisions of the employment agreement, the term thereof may be, and has been, extended by the Board of Directors for additional periods of one year.



                                   Kenneth B. Caldcleugh
                                   Stephen L. Cory
                                   J. Scott Key

Performance Graph

     The following graph compares the cumulative total return relating to the Common Stock since the Company's initial public offering of its Common Stock on April 1, 1997 with (i) the cumulative total return on the stocks included in the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") Stock Market Index (for United States companies), and (ii) the cumulative return on the stocks in the SNL under $250 million Thrift Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable period.

                             GS FINANCIAL CORP.


                     [Total Return Perormance** Graph]


                                                    Period Ending
                ---------------------------------------------------------------------------
Index                       04/01/97   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
-------------------------------------------------------------------------------------------
GS Financial Corp.          $100.00    $158.30    $ 99.68    $ 96.83    $118.59    $124.60

NASDAQ - Total US*           100.00     130.13     183.47     340.95     205.07     162.72

SNL <$250M Thrift Index      100.00     143.24     116.40     109.32     116.09     156.97

____________________
* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2002. Used with permission. All rights reserved.

**   Source: SNL Financial LC

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed LaPorte, Sehrt, Romig & Hand, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 2002, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     The Company has been advised by LaPorte, Sehrt, Romig & Hand that neither that firm nor any of its associates has any relationship with the Company or the Association other than the usual relationship that exists between independent certified public accountants and clients. LaPorte, Sehrt, Romig & Hand will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     In determining whether to appoint LaPorte, Sehrt, Romig & Hand as the Company's auditors, the Company's Audit Committee considered whether the provision of services, other than auditing services, by LaPorte, Sehrt, Romig & Hand is compatible with maintaining the auditor's independence. In addition to performing auditing services, the Company's auditors performed tax-related services, including the completion of the Company's corporate tax returns, in 2001. The Audit Committee believes that LaPorte, Sehrt, Romig & Hand's performance of these other services is compatible with maintaining the auditor's independence.

Audit Fees

     The aggregate amount of fees billed by LaPorte, Sehrt, Romig & Hand for its audit of the Company's annual financial statements for 2001 and for its reviews of the Company's unaudited interim financial statements included in reports filed by the Company under the 1934 Act during 2001 was $41,040.00.

Financial Information Systems Design and Implementation

     The Company did not engage or pay any fees to LaPorte, Sehrt, Romig & Hand with respect to the provision of financial information systems design and implementation services during 2001.

All Other Fees

     The aggregate amount of fees billed by LaPorte, Sehrt, Romig & Hand for all other services rendered to the Company during 2001 was $5,966.25. The majority of these services consisted of preparing federal and state income tax returns and other tax-related services.

     The Board of Directors recommends that you vote FOR the ratification of the appointment of LaPorte, Sehrt, Romig & Hand as independent auditors for the fiscal year ending December 31, 2002.

                           STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in April, 2003, must be received at the principal executive offices of the Company, 3798 Veterans Memorial Boulevard, Metairie, Louisiana 70002, Attention: Lettie R. Moll, Corporate Secretary, no later than November 22, 2002. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

     Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting pursuant to Article 9.D. of the Company's Articles of Incorporation, which provides that the stockholder must give timely notice thereof in writing to the Secretary of the Company. To be timely with respect to the annual meeting of stockholders scheduled to be held in April 2003, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company no later than February 22, 2003. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
(b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company's capital stock which are beneficially owned by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have).

                              ANNUAL REPORTS

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 2001 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

     Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K (without exhibits) for fiscal 2001 required to be filed with the Commission under the Exchange Act. In addition, upon written request, the Company will furnish copies of the exhibits to the Annual Report on Form 10-K for a fee that covers the Company's reasonable expenses in furnishing such exhibits. Such written requests should be directed to Lettie R. Moll, Corporate Secretary, GS Financial Corp., 3798 Veterans Memorial Boulevard, Metairie, Louisiana 70002. The Form 10-K is not part of the proxy solicitation materials.

                              OTHER MATTERS

     Management is not aware of any business to come before the Annual
Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company.
The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ Donald C. Scott

                              Donald C. Scott
                              Chairman of the Board

Metairie, Louisiana
March 22, 2002

                               REVOCABLE PROXY
                              GS FINANCIAL CORP.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GS FINANCIAL CORP. FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 2002 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned hereby appoints J. Scott Key, Bruce A. Scott and Lettie
R. Moll as proxies, each with power to appoint his or her substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of GS Financial Corp. (the "Company") held of record by the undersigned on March 14, 2002 at the Annual Meeting of Shareholders to be held at the Company's corporate headquarters located at 3798 Veterans Memorial Boulevard, Metairie, Louisiana 70002, on Tuesday, April 23, 2002, at 10:00 a.m., Central Time, and any adjournment thereof.

1. ELECTION OF DIRECTORS FOR THREE-YEAR TERM (except as marked to the contrary below)

 [ ]  FOR                     [ ]  WITHHOLD


    Nominees for three-year term expiring in 2005:

Kenneth B. Caldcleugh, Bradford A. Glazer and Bruce A. Scott

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

______________________________________

2. PROPOSAL TO RATIFY THE APPOINTMENT by the Board of Directors of LaPorte, Sehrt, Romig & Hand as the Company's independent auditors for the year ending December 31, 2002.

 [ ]  FOR          [ ]  AGAINST       [ ]  ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                                                 (Continued on reverse side)


    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. THE SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF AUDITORS IN PROPOSAL 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.


    Dated:__________, 2002

                                            _____________________________

                                            _____________________________

                                            Signatures

Please sign this proxy exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

     --------------------------------------------------------------------
     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
     --------------------------------------------------------------------





















                       ESOP VOTING INSTRUCTION BALLOT
                             GS FINANCIAL CORP.

    The undersigned hereby instructs the Trustee of the Employee Stock Ownership Plan and Trust ("ESOP") of GS Financial Corp. (the "Company") to vote, as designated below, all the shares of Common Stock of the Company allocated to my account pursuant to the ESOP as of March 14, 2002 at the Annual Meeting of Shareholders to be held at the Company's corporate headquarters located at 3798 Veterans Memorial Boulevard, Metairie, Louisiana, 70002, on Tuesday, April 23, 2002, at 10:00 a.m., Central Time, and any adjournment thereof.

1.  ELECTION OF DIRECTORS FOR THREE-YEAR TERM

[ ]  FOR all nominees listed below          [ ]  WITHHOLD AUTHORITY
     (except as marked to the                    to vote for all
     contrary below)                             nominees listed below

    Nominees for three-year term expiring in 2005:

Kenneth B. Caldcleugh, Bradford A. Glazer and Bruce A. Scott

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

_______________________________________________________________________________

2. PROPOSAL TO RATIFY THE APPOINTMENT by the Board of Directors of LaPorte, Sehrt, Romig & Hand as the Company's independent auditors for the year ending December 31, 2002.

    [ ]  FOR       [ ]  AGAINST        [ ]  ABSTAIN

3. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

    The Company's Board of Directors recommends a vote FOR the Board's nominees for director and FOR Proposal 2. Such votes are hereby solicited by the Company's Board of Directors.

                                            Dated:__________, 2002




                                            _________________________________
                                            Signature

If you return this card properly signed but you do not otherwise specify, shares will be voted for the Board of Directors' nominees for director and for Proposal 2. If you do not return this card, your shares will be voted by the Trustee in the same proportion as all allocated shares under the ESOP are voted.








                       [GS FINANCIAL CORP. LETTERHEAD]




                              March 22, 2002


To: Participants in the Company's Employee Stock Ownership Plan


    As described in the attached materials, your proxy as a shareholder of GS Financial Corp. (the "Company") is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Shareholders. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company allocated to your account pursuant to the Company's Employee Stock Ownership Plan ("ESOP") will be voted.

    Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, the Company's Annual Report to Stockholders and a voting instruction ballot, which will permit you to vote the shares in your account. After you have reviewed the Proxy Statement, we urge you to vote your restricted shares held pursuant to the ESOP by marking, dating, signing and returning the enclosed voting instruction ballot to the Trustees of the ESOP. The Trustees will total the votes and vote the shares in accordance with your instructions.

    We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the ESOP are not received, the shares allocated to your account will be voted in the same proportion as all allocated shares under the ESOP are voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

    Please note that the enclosed voting instruction ballot relates only to those shares which have been allocated to you under the ESOP. You will receive other voting material for those shares owned by you individually and not under the ESOP.

                                        Sincerely,

                                        /s/ Donald C. Scott

                                        Donald C. Scott
                                        President and
                                        Chief Executive Officer